Exhibit 99.1

Workhorse Secures $41 Million Financing from Institutional Lender

Capital Infusion Replaces Existing Financing Agreement with More Flexible Terms; Provides Company with Additional Resources to Execute on Near-Term Objectives

CINCINNATI, November 22, 2019 – Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective electric-mobility solutions to the transportation sector, has entered into a financing agreement with a principal amount of $41.0 million with an institutional lender. The proceeds will be used for current working capital, repayment of the Company’s existing debt held by Marathon Asset Management, and other general corporate purposes.

The financing will be in the form of a Senior Secured Convertible Note. This Note will rank senior to all debt and is convertible into common stock at $3.05 per share. The Note contains a 4.5% annualized coupon to be paid in quarterly installments beginning February 1, 2020 and maturing on November 1, 2022. Commencing April 1, 2020, the Note provides for monthly redemptions in cash or stock. In connection with the financing, the Company will deliver to the purchaser of the Note a warrant to purchase common stock (the "Warrant"). However, the Warrant may not be exercised by the investor upon issuance and is only exercisable to the extent the Note is redeemed at the Company’s option under certain circumstances.

“This financing serves the dual purpose of providing us with greater flexibility in running our business as well as additional runway to execute on our near-term objective of delivering electric delivery vehicles at scale,” said Workhorse CEO Duane Hughes. “Additionally, while we now have the resources to deliver on our outstanding orders, we also have the freedom to pursue other strategic initiatives where we’ve already made significant investments. Our new lender is the right partner at the right time for this stage in our company’s development, and we look forward to a mutually beneficial working relationship.”

For additional details regarding the agreement, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on November 22, 2019.

About Workhorse Group Inc.
Workhorse is a technology company focused on providing electric mobility solutions to the transportation sector. As an American original equipment manufacturer, we design and build high performance battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements
This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Workhorse Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com